UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, the board of directors of Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed Taylor M. Paul to serve as Chief Financial Officer and Treasurer of the Company. Lainie P. Minnick transitioned from Chief Financial Officer and Treasurer to the Company’s Head of Debt Capital Markets effective as of December 6, 2023.

Mr. Paul, age 44, is our Managing Director who served as our Chief Accounting Officer since March 2018. He has held various positions with us and our former sponsor since 2006, including as Senior Vice President, Chief Accounting Officer from 2018 to 2021. He has also held similar leadership roles at other companies sponsored by affiliates of our former sponsor. Mr. Paul is a Managing Director who has served as Chief Accounting Officer, Real Estate in the Ares Management Corporation Finance and Accounting Department since July 2021. Mr. Paul is also a Managing Director who has served as Chief Accounting Officer for Ares Industrial Real Estate Income Trust, Inc. since February 2019. Mr. Paul’s responsibilities have included financial reporting, corporate and property accounting, financial planning and analysis and treasury management. In his current role, Mr. Paul oversees all aspects of our accounting, budgeting, financial reporting functions and certain treasury management and compliance functions for the Company. Prior to joining us, Mr. Paul was with KPMG LLP from 2003 to 2006. Mr. Paul holds a Bachelor’s Degree in Accounting and Spanish from Southwestern University in Georgetown, Texas and holds an active CPA license in the state of Colorado.

In connection with his appointment as an executive officer, Mr. Paul and the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”), effective as of December 6, 2023, consistent with the form of Indemnification Agreement which is entered into between each executive officer of the Company. The Indemnification Agreement, requires, among other things, that, subject to certain limitations, the Company will indemnify Mr. Paul and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement which the Company filed as Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-125338) filed with the SEC on January 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
December 12, 2023
	By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor Partner, Co-President